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Exhibit (d)
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                            INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made effective as of the 28th day of August, 1998 by and between GENERAL SECURITIES, INCORPORATED, a Minnesota corporation (the "Fund"), and ROBINSON CAPITAL MANAGEMENT, INC., a Minnesota corporation (the "Advisor").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the shares of common stock (the "Shares") of which are registered under the Securities Act of 1933 (the "1933 Act"); and

     WHEREAS, the Fund desires at this time to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services, all subject to approval of this Agreement by the shareholders of the Fund within 120 days of the date hereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. INITIAL APPOINTMENT OF ADVISOR. The Fund hereby appoints the Advisor to act as investment advisor to the Fund for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Fund has delivered (or will deliver as soon as is possible) to the Advisor copies of each of the following documents and will deliver to the Advisor all future amendments and supplements:

          (a) Articles of Incorporation of the Fund together with all amendments thereto (such Articles, as presently in effect and as amended from time to time, are herein called the "Articles of Incorporation"), a copy of which also is on file with the Minnesota Secretary of State.

          (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "ByLaws").

          (c) Certified resolutions of the Board of Directors and Shareholders of the Fund authorizing the appointment of the Advisor and approving this Agreement.

          (d) Registration Statement under the 1933 Act and under the 1940 Act on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission and all amendments thereto.


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          (e)  Current prospectus and statement of additional information of the
Fund (such prospectus and statement of additional information as then in effect and as amended, supplemented and/or superseded from time to time, are herein collectively called the "Prospectus").

     3. DUTIES OF THE ADVISOR. Subject to the general supervision of the Board of Directors of the Fund, the Advisor shall manage the investment operations of the Fund and the composition of the Fund's assets, including the purchase, retention and disposition thereof, in accordance with the policies of the Fund as stated in the Prospectus and with the investment objective(s) of the Fund and subject to the following understandings:

          (a) The Advisor shall use the same skill and care in the management of the Fund as is required to be used in the discharge of fiduciary duties under the 1940 Act, the Investment Advisers Act of 1940 (the "1940 Advisers Act"), the 1933 Act and the Internal Revenue Code of 1986 (the "Code").

          (b) The Advisor shall provide supervision of the Fund's assets; furnish a continuous investment program for the Fund; determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

          (c) The Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws, Registration Statement and Prospectus and with the instructions and directions of the Directors of the Fund, and will comply with and conform to the requirements of the 1940 Act, the 1940 Advisers Act, the 1933 Act and the Code (applicable to the Fund as a regulated investment company or otherwise) as each may from time to time be amended, and all other applicable federal and state laws, regulations and rulings.

          (d) The Advisor shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations either directly with the issuer or underwriter or with any broker-dealer (including, as set forth below, a broker-dealer which is an affiliated person of the Advisor) who deals in the securities in which the Fund is active. In placing orders with broker-dealers, the Advisor will attempt to obtain the best combination of price and execution. In seeking to achieve the best combination of price and execution, an effort shall be made to evaluate the overall quality and reliability of broker-dealers and the service they provide, including their general execution capability, reliability and integrity, willingness to take positions in securities, general operational capabilities and financial condition. However, the responsibility of the Advisor to attempt to obtain the best combination of price and execution does not obligate it to solicit a competitive bid for each transaction, and the Advisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Advisor determines in good faith that the commission paid to a broker-dealer is reasonable in relation to the value of the brokerage, research, statistical or other services provided by such broker-dealer to the Fund or the Advisor. The Advisor will not place orders with broker-dealers which are affiliated persons of the Advisor


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or the Fund without the prior written authorization of the Fund, and then will do so subject to (i) the provisions of Sections 17(e)(2) and Rule 17e-l and
Section 10(f) and Rule l0f-3 under the 1940 Act, Rule 206(3)-2 under the 1940 Advisers Act, Section 11(a) and Rule 11a2-2(T)(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") and any other applicable laws or regulations, and (ii) procedures properly adopted by the Fund with respect thereto.

          (e) On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, if any, the Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold. In such event, allocation of the securities so purchased or sold will be made by the Advisor in a manner it considers to be equitable and consistent with its fiduciary obligations to each, and transaction costs will be allocated so that each receives, to the extent possible, the same price.

          (f) The Advisor shall render to the Board of Directors of the Fund such periodic and special reports as the Directors may reasonably request.

          (g) The Advisor, and not the Fund, shall pay the salaries and fees of any officers or Directors of the Fund who are "interested persons" (as defined in the Investment Company Act of 1940) and who are employed by the Advisor to perform services relating to the Fund.

          (h) The services of the Advisor to the Fund under this Agreement are not to be deemed exclusive and the Advisor shall be free to render similar or other services in the future to the Fund or to others so long as its services under this Agreement are not impaired thereby.

     4. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the Custodian of the Fund, or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Advisor shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Advisor shall advise the Custodian of all investment orders at the time and in the manner as prescribed by the Fund. The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Advisor. The Fund shall be responsible for all custodial arrangements and the payment of custodial charges and fees, and, upon giving proper instructions to the Custodian, the Advisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

     5. ADOPTION OF ETHICS CODE. The Advisor has or will adopt a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and has or will provide the Fund with a copy of such ethics code and evidence of its adoption. Upon written request of the Fund, the Advisor shall permit the Fund, its employees or its agents to examine the reports required to be made by the Advisor under Rule 17j-l(c)(1).


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     6.   BOOKS AND RECORDS.  The Advisor agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to maintain, keep current and preserve, on behalf of the Fund, in the manner required or permitted under the 1940 Act, the records relating to the activities performed by the Advisor under this Agreement as are required to be maintained under the 1940 Act.

     7. COMPENSATION. For the services provided pursuant to this Agreement, the Fund will pay to the Advisor at the end of each calendar month during the term of this Agreement, an investment advisory fee equal to a daily rate of sixty one-hundredths of one percent (.60%) of the first $100 million of the average daily net assets of the Fund, an annualized rate of thirty-five one-hundredths of one percent (.35%) of the average daily net assets in excess of $100 million up to and including $250 million, and an annualized rate of ten one-hundredths of one percent (.10%) of such net assets in excess of $250 million. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

     8. EXPENSES. In addition to the fee of the Advisor, the Fund shall assume and pay any fees and expenses incurred under a management agreement, any distribution fees incurred under a distribution agreement, any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account and for any other charges of the Custodian, as provided in the Prospectus of the Fund. The Advisor shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the Board of Directors (other than those affiliated with the Advisor), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of Fund accounting services, costs of acquiring and disposing of Fund securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Advisor as herein provided without first obtaining the written approval of the Advisor. The Advisor shall arrange, if desired by the Fund, for officers or employees of the Advisor to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

     If expenses borne by the Fund in any fiscal year (including the Advisor's fee and all other fees and expenses referred to or contemplated in this paragraph 8, but excluding interest, taxes, and fees incurred in acquiring and disposing of portfolio securities) exceed 1-1/2% of the Fund's average daily net assets on the first $100 million of average daily net assets, 1-1/4% of the Fund's average daily net assets on the next $150 million average daily net assets and 1% of the Fund's average daily


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net assets on average daily net assets in excess of $250 million, the Advisor will reduce its fee or reimburse the Fund for fifty percent (50%) of any such excess. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average daily net assets allowable as expenses, the payment to the Advisor for that month shall be reduced and if necessary the Advisor shall make a refund payment to the Fund by half the amount necessary to cause the total net expense not to exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Advisor for the year is equal to the percentage set forth in
Section 7 hereof of the average daily net asset value as determined as described herein throughout the fiscal year, diminished by half the amount necessary so that the total of the aforementioned expense items of the Fund shall not exceed the expense limitation. The aggregate of repayments, if any, by the Advisor to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.

     Notwithstanding anything in the foregoing to the contrary, the Advisor shall not be obligated to reimburse the Fund in an amount exceeding its advisory fee for the period, except to the extent required by applicable law.

     The net asset value for the Fund shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the Board of Directors may determine in accordance with the provisions of the 1940 Act.
On each day when net asset value is not calculated, the net asset value of a share of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     9. LIMITATION OF LIABILITY. Subject to Section 36 of the 1940 Act, neither the Advisor nor any of its agents or employees shall be liable for any error of judgment, act or omission, or mistake of law or for any loss suffered by the Fund or its Shareholders in connection with the matters to which this Agreement relates, except liability to the Fund or the Shareholders to which the Advisor would otherwise be subject by reason of the Advisor's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     10. INDEMNIFICATION. (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless the Advisor, its officers and employees, and each person, if any, who controls the Advisor within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or the Prospectus or any amendment or supplement thereto, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the


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statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Advisor expressly for use in the Fund's Registration Statement or prospectus or any amendment or supplement thereof. If any action is brought against the Advisor or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, the Advisor shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. The
Advisor, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Advisor or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the Fund. Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify the Advisor of the commencement of any litigation or proceedings against the Fund or any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Fund's Registration Statement, prospectus or statement of additional information.

          (b) The Advisor agrees to indemnify and hold harmless the Fund, each of its Directors, each of its officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, with respect to statements or omissions, if any, made in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof in reliance upon and in conformity with information in writing furnished to the Fund with respect to the Advisor by or on behalf of the Advisor expressly for use in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof. In case any action shall be brought against the Fund or any other person so indemnified based on the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against the Advisor, the Advisor shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to the Advisor by the provisions of subparagraph (a) above.

          (c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     11. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof, provided that this Agreement shall be approved by the shareholders of the Fund within 120 days of the date hereof in accordance with the requirements of the 1940 Act and the rules and regulations thereunder and unless sooner terminated as provided herein shall continue in effect until


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December 1, 1999.  This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided however, that if the continuation of this Agreement is not approved, the Advisor may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Directors of the Fund or by vote of a majority of the outstanding Shares on sixty (60) days written notice to the Advisor, or by the Advisor at any time without the payment of any penalty on sixty (60) days written notice to the Fund. This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors or by vote of a majority of the outstanding Shares in the event that it shall have been established by a court of competent jurisdiction that the Advisor or any officer or director of the Advisor has taken any action which results in a breach of the covenants of the Advisor set forth herein.

     12. ASSIGNMENT. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). The Advisor shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Fund to consider whether an "assignment" will occur, and to take the steps necessary to enter into a new contract with the Advisor.

     13. STATUS OF ADVISOR AS INDEPENDENT CONTRACTOR. The Advisor shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     14. AFFILIATIONS. Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Advisor as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Advisor may be interested in the Fund otherwise than as a directors, officer or agent.

     15. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, but the consent of the Fund must be (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Shares.

     16. ARBITRATION. Any disputes or controversies between the parties to this Agreement involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. The arbitration shall be conducted in Minneapolis, Minnesota in accordance with the Rules of the American Arbitration Association. The parties shall each appoint one person to hear and determine the dispute and, if they are unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and


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conclusive upon both parties.  The decision rendered in arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide.

     17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Minnesota, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 11 hereof.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                              GENERAL SECURITIES, INCORPORATED
                              GENERAL SECURITIES, INCORPORATED

                                     Craig H. Robinson
                              By:    /s/ Craig H. Robinson
                                  -------------------------------------------
                                 Its: President
                                     ----------------------------------------
Attest:

Renee Rasmussen
/s/ Renee Rasmussen
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Its: Assistant Treasurer
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                              ROBINSON CAPITAL MANAGEMENT, INC.

                                  Mark Billeadeau
                              By: /s/ Mark Billeadeau
                                  -------------------------------------------
                              Its: CIO, Portfolio Manager
                                   ------------------------------------------
Attest:

Lory M. Hassler
/s/ Lory M. Hassler
---------------------------
Its: Secretary
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